Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PURCHASE AGREEMENT

BETWEEN

BIOTECHNOLOGY VALUE FUND, L.P., ON ITS OWN BEHALF AND ON BEHALF

OF BIOTECHNOLOGY VALUE FUND II, L.P. AND INVESTMENT 10, L.L.C.

and

LIGAND PHARMACEUTICALS INCORPORATED

Dated as of May 20, 2010

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.01	Definitions	1

ARTICLE II PURCHASE AND SALE OF RIGHTS		3

2.01	Purchase and Sale	3
2.02	Excluded Liabilities and Obligations	3
2.03	Excluded Assets	3
2.04	Sale	3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER		4

3.01	Corporate Existence and Power	4
3.02	Corporate Authorization	4
3.03	Governmental Authorization	4
3.04	Non-Contravention	4
3.05	No Undisclosed Material Liabilities	5
3.06	Litigation	5
3.07	Compliance with Laws	5
3.08	No Prior Transfer	5
3.09	Intellectual Property	5
3.10	Finders’ Fees	6
3.11	Other Information	6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER		6

4.01	Organization and Existence	6
4.02	Corporate Authorization	6
4.03	Governmental Authorization	6
4.04	Non-Contravention	6
4.05	Litigation	6
4.06	Compliance with Laws	7
4.07	Finders’ Fees	7
4.08	Financing	7

ARTICLE V COVENANTS		7

5.01	Maintenance of Existence	7
5.02	No Liens, Judgments	7
5.03	Maintenance of Intellectual Property	7
5.04	Litigation Costs	7
5.05	Confidentiality	8
5.06	Public Announcement	8
5.07	Payments	8

i

5.08	Audits	8
5.09	Commercially Reasonable Efforts; Further Assurances	9
5.10	Notice	9
5.11	Information Sharing	9
5.12	Restrictions on Encumbrances	9
5.13	Enforcement	9
5.14	Impairment of Rights	10

ARTICLE VI SURVIVAL; INDEMNIFICATION		10

6.01	Indemnification	10
6.02	Procedures; No Waiver; Exclusivity	10

ARTICLE VII TERM		11

7.01	Term	11

ARTICLE VIII MISCELLANEOUS		11

8.01	Notices	11
8.02	Amendments; No Waivers	12
8.03	Expenses	12
8.04	Successors and Assigns	12
8.05	Governing Law; Jurisdiction	13
8.06	Counterparts; Effectiveness	13
8.07	Entire Agreement	13
8.08	Captions	13
8.09	General Interpretive Principles	14

Exhibits

Exhibit A	Patents and Patent Applications

ii

PURCHASE AGREEMENT

AGREEMENT dated as of May 20, 2010 between Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Seller”), and Biotechnology Value Fund, L.P., a limited partnership organized under the laws of Delaware (“Buyer”), on its own behalf and on behalf of Biotechnology Value Fund II, L.P. and Investment 10, L.L.C.

W I T N E S S E T H :

WHEREAS, Buyer desires to purchase the rights to receive certain payments from Seller, and Seller desires to sell, assign and transfer such rights to Buyer, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

“Agreement” means this Purchase Agreement between Buyer and Seller.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the city of San Francisco, California.

“Closing” has the meaning set forth in Section 2.01.

“Confidential Disclosure Agreement” has the meaning set forth in Section 5.05.

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.02.

“Governmental Authority” means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the PTO and the U.S. National Institutes of Health.

“Indemnified Party” has the meaning set forth in Section 6.02.

“Indemnifying Party” has the meaning set forth in Section 6.02.

“Knowledge” means, as to a Person, the actual knowledge of the executive officers of such Person, if the Person is a corporation or a limited partnership.

“License Agreement” means that certain Collaboration and License Agreement, dated April 19, 2001, by and between Seller (as successor in interest to Genaera Corporation) and MedImmune, as the same may be amended from time to time.

“Licensed Product” has the meaning ascribed to such term in the License Agreement.

“Lien” means, with respect to any agreement or other asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Loss” has the meaning set forth in Section 6.01.

“Ludwig” means Ludwig Institute for Cancer Research, a Swiss not-for-profit corporation.

“Ludwig License” means collectively, (i) the Amended License Agreement dated December 20, 1999 by and between Ludwig and Magainin Pharmaceuticals, Inc. (a/k/a Genaera Corporation); (ii) the Second Research Agreement dated December 20, 1999 by and between Ludwig and Magainin Pharmaceuticals, Inc. (a/k/a Genaera Corporation); and (iii) the Collaborative Research Agreement dated December 20, 1996 by and between Ludwig and Magainin Pharmaceuticals, Inc. (a/k/a Genaera Corporation).

“MedImmune” means MedImmune, Inc., a Delaware corporation.

“Milestone Payments” means the milestone payments which are payable by MedImmune to Seller (as successor in interest to Genaera Corporation) pursuant to Section 6.10 of the License Agreement.

“Patents” means the patents and applications listed in Exhibit A hereto.

“Person” means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“PTO” means the United States Patent and Trademark Office.

“Purchase Price” has the meaning set forth in Section 2.01(b).

“Royalties” means the royalties which are payable by MedImmune to Seller (as successor in interest to Genaera Corporation) pursuant to Sections 6.1, 6.2 and 6.3 of the License Agreement.

ARTICLE II

PURCHASE AND SALE OF RIGHTS

2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement:

(a) Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned or delivered, to Buyer, upon execution of this Agreement, free and clear of all Liens, effective as of May 20, 2010, fifty percent (50%) of all Royalties and Milestone Payments which are actually received by Seller together with any and all rights to collect any such amounts (the “Rights”). In accordance with the terms hereof, Seller shall have the right to enforce collection of such payments until such time as Buyer notifies Seller that it intends to enforce collection in accordance with Section 5.13.

(b) For and in consideration of this right, Buyer shall pay to Seller an amount equal to One Million Three Hundred Seventy-Five Thousand U.S. dollars (U.S. $1,375,000) (the “Purchase Price”). The payment of the Purchase Price by Buyer to Seller shall be made upon execution and delivery of this Agreement. The occurrence of such execution and delivery and payment is sometimes hereinafter referred to as the “Closing”. The Purchase Price is non-refundable and non-creditable.

(c) Buyer shall pay to Seller $16,450.00 on a semi-annual basis on January 15th and July 15th of each year, beginning on July 15, 2010 and ending on January 15, 2016, which the parties agree is fifty percent (50%) of the estimated costs and fees related to maintenance of the Patents, including any related annual or other license fees. In the event that this Agreement is terminated by Buyer in accordance with Section 7.01, Buyer shall have no further obligation to pay any such costs and fees, except for amounts accrued and unpaid pro rata through the date of such termination.

(d) At the Closing, Seller shall cause to be delivered to Buyer:

(i) a certified copy of the resolutions of the Board of Directors of Seller authorizing this Agreement and the transactions contemplated hereby; and

(ii) a receipt for the Purchase Price.

2.02 Excluded Liabilities and Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is acquiring only the Rights and is not assuming any liability or obligation of Seller of whatever nature, whether presently in existence or arising or asserted hereafter. All such liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (the “Excluded Liabilities and Obligations”).

2.03 Excluded Assets. Buyer does not, by purchase of the Rights granted hereunder, acquire any assets or contract rights of Seller whether presently in existence or arising or asserted hereafter (including the obligations under the License Agreement and the Ludwig License Agreement) other than the related rights to pursue collection of the amounts owing in relation to the Rights in accordance with Section 5.13.

2.04 Sale. The parties intend that the transaction hereunder constitutes a sale of the Rights by Seller to Buyer for U.S. federal income tax purposes. Buyer, Biotechnology Value Fund II, L.P, Investment 10, L.L.C. and Seller shall report the transaction hereunder on their tax returns in accordance with the foregoing and shall not take any position and shall cause their Affiliates, successors and assigns to not take any position (whether in any audit, on any tax return or otherwise) that is inconsistent therewith unless otherwise required by applicable law or pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that:

3.01 Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to perform its obligations under this Agreement. Seller has acquired the License Agreement, the Ludwig License, the Rights and the Patents from the Genaera Liquidating Trust.

3.02 Corporate Authorization. The execution, delivery and performance by Seller of this Agreement, and the consummation and performance by Seller of the transactions contemplated hereby are within Seller’s corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

3.03 Governmental Authorization. The execution, delivery and performance by Seller of this Agreement does not require any notice to, action or consent by or in respect of, or filing with, any Governmental Authority except for filings required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or actions taken or filings made, if any.

3.04 Non-Contravention.

(a) The execution, delivery and performance by Seller of this Agreement does not and will not (i) contravene or conflict with the organizational documents of Seller; (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Seller, which contravention, conflict or violation would reasonably be expected to have a material adverse effect on the Rights, the License Agreement or the Licensed Product; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Seller, which contravention, conflict or violation would reasonably be expected to have a material adverse effect on the Rights, the License Agreement or the Licensed Product; (iv) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller under any material written agreement to which Seller is a party or to a loss of any benefit relating to the

Rights, the License Agreement or the Licensed Product; or (v) result in the creation or imposition of any Lien on the Rights, the License Agreement or the Licensed Product (except for any Lien in favor of Buyer).

(b) Other than pursuant to this Agreement, Seller has not granted, and to the Knowledge of Seller there does not currently exist, any Lien on the License Agreement or the Licensed Product.

3.05 No Undisclosed Material Liabilities. There are no material liabilities or obligations of Seller related to the Licensed Product of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than those which would not reasonably be expected to adversely affect Buyer’s rights hereunder, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation, other than those which would not reasonably be expected to adversely affect Buyer’s rights hereunder.

3.06 Litigation. There is no action, suit, investigation or proceeding, of which Seller has received notice, pending or, to the Knowledge of Seller, threatened, before any Governmental Authority or arbitrator related to the License Agreement or the Licensed Product which would reasonably be expected to have a material adverse effect on Buyer’s rights hereunder. To the Knowledge of Seller, there have been no claims made by any Person with respect to, and no actions, suits or other proceedings relating to the License Agreement or the Licensed Product which would reasonably be expected to have a material adverse effect on Buyer’s rights hereunder.

3.07 Compliance with Laws. Seller is not in violation of, has not violated, and to the Knowledge of Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority which would reasonably be expected to have a material adverse effect on the Rights.

3.08 No Prior Transfer. Seller has not assigned and has not in any other way conveyed, transferred, or encumbered all or any portion of the Rights, the License Agreement or the Licensed Product.

3.09 Intellectual Property.

(a) Seller has not received any notice in writing to the effect that any Person has claimed that the Patents are invalid or unenforceable. To the Knowledge of Seller, there is no set of facts or circumstances that if presented to a Governmental Authority would reasonably be expected to render the Patents invalid or unenforceable.

(b) To the Knowledge of Seller, the manufacture, use, sale or import of the Licensed Product would not infringe a patent or other intellectual property right of another Person. To the Knowledge of Seller, there is no pending or threatened action, suit, proceeding or claim by others that the manufacture or sale of the Licensed Product would infringe any patent or other intellectual property right of another Person.

3.10 Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

3.11 Other Information. Neither this Agreement nor any of the exhibits appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading, except as would not reasonably be expected to have a material adverse effect on the Rights, the License Agreement or the Licensed Product.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

4.01 Organization and Existence. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

4.02 Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

4.03 Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement does not require any action by or in respect of, or filing with, any Governmental Authority (except for actions taken or filings made, if any).

4.04 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement does not and will not (i) contravene or conflict with the organizational documents of Buyer; (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Buyer; or (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Buyer, except as would not reasonably be expected to materially adversely affect Seller’s rights to receive or retain the Purchase Price paid hereunder.

4.05 Litigation. There is no action, suit, investigation or proceeding (or any basis therefor), of which Buyer has received notice, pending against, or to the Knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to materially adversely affect Seller’s rights to receive or retain the Purchase Price paid hereunder.

4.06 Compliance with Laws. Buyer is not in violation of, has not violated, and to the Knowledge of Buyer, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority which would reasonably be expected to materially adversely affect Seller’s rights to receive or retain the Purchase Price paid hereunder.

4.07 Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller upon consummation of the transactions contemplated by this Agreement.

4.08 Financing. At the Closing, Buyer will have sufficient funds available to pay the Purchase Price.

ARTICLE V

COVENANTS

Buyer and Seller agree that:

5.01 Maintenance of Existence. Seller shall take all required action to maintain its existence until such time as Buyer has received all payments with respect to the Rights.

5.02 No Liens, Judgments. Seller shall take all necessary action to promptly discharge any Liens which attach to the Rights or impair payment to Buyer. Seller shall not permit any judgment to exist which attaches to or otherwise impairs the Rights.

5.03 Maintenance of Intellectual Property.

(a) Seller shall pay all costs and fees related to prosecution or maintenance of the Patents, including any related annual or other license fees.

(b) Seller shall exclusively control all prosecution, maintenance, defense and enforcement of the Patents; provided that Seller shall diligently pursue all prosecution, maintenance, defense and enforcement of the Patents and shall provide Buyer with a quarterly update of any and all actions it is taking in furtherance thereof.

5.04 Litigation Costs.

(a) Subject to the termination right of Buyer under Section 7.01, Buyer and Seller shall share equally in the reasonable costs and fees incurred in connection with litigation commenced by or against MedImmune; provided that in connection with litigation commenced to increase the Royalties payable to Seller, Buyer and Seller shall negotiate in good faith the sharing of any such costs and fees prior to commencing such litigation. All such litigation costs and fees (other than in connection with litigation commenced to increase the Royalties) shall initially be paid by Seller. Seller shall retain the full right to control such litigation, including, without limitation, any settlement of such litigation, and any such litigation costs and fees payable by Buyer shall be recouped only from amounts owing from Milestone Payments and Royalties payable to Buyer, if any.

(b) In the event that Seller decides not to initiate or continue with litigation relating to the License Agreement, the Ludwig License, the Licensed Product or the related rights, Buyer shall have the right but not the obligation to pursue the litigation and Seller shall share equally in the reasonable costs and fees incurred in connection with such litigation, with Buyer’s only option for reimbursement being to recoup any costs and fees owing to Buyer from any judgment, award or settlement resulting from such litigation.

(c) In the event that either party has not paid its share of costs and fees in accordance with the foregoing, the other party shall have the right to deduct such costs and fees (plus accrued interest) from any judgment, award or settlement resulting from such litigation (including any settlement) before the non-participating party shares in any such judgment, award or settlement.

5.05 Confidentiality. The parties have entered into a Mutual Non-Disclosure Agreement dated April 28, 2010 (as may be amended from time to time, the “Confidential Disclosure Agreement”) which, to the extent not otherwise inconsistent with this Agreement, remains in full force and effect.

5.06 Public Announcement. The Confidential Disclosure Agreement notwithstanding, each party shall have the right to make disclosures relevant to this Agreement that are required by law, governmental rules and regulations or the rules and regulations of any applicable securities exchange or trading system. The parties agree to consult with each other before issuing any other press release or making any other public statement with respect to this Agreement; provided that each party agrees to act reasonably to accommodate the other party’s request for disclosure.

5.07 Payments. Promptly upon receipt but in no event more than thirty (30) Business Days of the end of each calendar quarter during the term of this Agreement, Seller will remit to Buyer payments due hereunder, pursuant to Section 2.01, in U.S. dollars by federal funds wire transfer pursuant to instructions received from Buyer. Prior to such payment to Buyer, Seller shall hold all amounts received pursuant to the Rights that are payable to Buyer in trust for Buyer and, upon Buyer’s reasonable request, Seller shall deposit such amounts into a collateral account with instructions for payment to Buyer. The amount of the payment pursuant to the Rights shall be calculated by multiplying (a) the Royalties and Milestone Payments actually received by Seller pursuant to the License Agreement, by (b) 0.50. Any payment due hereunder (pursuant to Section 2.01) shall be made without offset or deduction for any claim of rescission, offset or counterclaim or for any defense or other liability or obligation of Seller or any of its Affiliates. By notice to Seller in writing, Buyer may instruct Seller to make such payments to another of its accounts or the account(s) of Buyer’s Affiliate(s). Buyer shall provide to Seller any applicable tax forms exempting Seller from any withholding, transfer, value-added or sales tax imposed against Seller by any Governmental Authority.

5.08 Audits. Not more than once in any calendar year, at Buyer’s request and at Buyer’s expense, Seller shall cause an independent registered public accounting firm mutually acceptable to the parties to conduct an audit of the relevant books and records of Seller, for the purposes of verifying amounts due Buyer hereunder. Buyer’s then-current independent registered public accounting firm shall be deemed mutually acceptable to the parties under the preceding sentence. Such books and records are confidential information of Seller and may not be disclosed to Buyer. Accountant shall report to Buyer only that the amounts paid hereunder have been correct, or the amount of shortfall or overpayment, if any. Seller shall promptly pay any shortfall reported by such accountant and Buyer shall promptly refund any overpayment. If any shortfall in payments owed to Buyer exceeds five percent (5%) of the aggregate payments to Buyer for such calendar year, then Seller shall reimburse Buyer for the cost of such audit. If there is a dispute as to an amount payable to Buyer hereunder, Seller shall deposit such amount into a bank account, to be agreed upon by Buyer and Seller, until such dispute is resolved.

5.09 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by, and perform its obligations under, this Agreement. Buyer and Seller agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by, and perform its obligations under, this Agreement.

5.10 Notice. Seller shall promptly notify Buyer of (a) the occurrence of any adverse event such as a Lien, judgment, insolvency or action by its creditors which would reasonably be expected to impair the Rights or (b) any event of which Seller becomes aware that would reasonably be expected to materially impact the development or commercialization of the Licensed Product.

5.11 Information Sharing. Seller shall promptly provide Buyer with notice and copies of all documentation pertaining to the License Agreement, including copies of all material correspondence with MedImmune. In addition, on a quarterly basis Seller shall provide Buyer with an update as to the status of the License Agreement.

5.12 Restrictions on Encumbrances. Seller will not encumber or create any Lien on the License Agreement, or effect an amendment to the License Agreement which would reasonably be expected to adversely affect the Rights, without the prior written consent of Buyer (which consent shall not unreasonably withheld, conditioned or delayed).

5.13 Enforcement. In the event that any payment by MedImmune to Seller under the License Agreement is overdue and despite Seller’s good faith and commercially reasonable efforts MedImmune has not made such payment, Buyer shall provide Seller with reasonable advance notice that it intends to enforce its Rights. Buyer and Seller shall discuss the advisability of such enforcement for a period of no less than thirty (30) days. If Buyer and Seller are not able to agree on a course of action, Buyer shall be entitled to take such steps as it deems appropriate to enforce the payment obligation of MedImmune. Seller shall be deemed to have assigned its rights hereunder in order to permit Buyer to enforce payment, and upon request will execute any documents as shall be reasonably requested by Buyer to evidence the assignment to Buyer of the right to collect payment of the Rights. Buyer shall be entitled to pay itself all amounts owing to it relating to the Rights, including reasonable collection and litigation costs and expenses incurred on its own behalf in connection with the enforcement of such Rights and amounts which may be owing by Seller, from any proceeds of collections prior to paying the remainder of such proceeds to Seller.

5.14 Impairment of Rights. Seller shall not take action which, directly or indirectly, (i) materially affects the Ludwig License or the Rights of Buyer under the License Agreement, in either case without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), or (ii) creates any material liabilities or material obligations of Seller related to the Licensed Product of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise which would result in a liability or an obligation which would adversely affect Buyer’s Rights hereunder.

ARTICLE VI

SURVIVAL; INDEMNIFICATION

6.01 Indemnification.

(a) Seller hereby indemnifies Buyer and its Affiliates against, and agrees to hold each of them harmless from, any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (collectively, “Loss”) incurred or suffered by Buyer and its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement, including any failure by Seller to satisfy any of the Excluded Liabilities and Obligations as more particularly set forth above.

(b) Buyer, jointly and severally, hereby indemnifies Seller and its Affiliates against, and agrees to hold each of them harmless from, any and all Loss incurred or suffered by Seller and its Affiliates arising out of (i) any misrepresentation or breach of warranty contained in Article IV, (ii) any breach of Section 5.05 and (iii) any breach by Buyer under Section 5.13.

6.02 Procedures; No Waiver; Exclusivity.

(a) The party seeking indemnification under Section 6.01 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 6.01; provided that the failure to give such notice shall not affect the Indemnified Party’s rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 6.01 for any settlement effected without its prior consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent may not be unreasonably withheld.

(b) No investigation by either party of other matters shall limit such party’s rights to indemnification hereunder.

(c) The representations, warranties, covenants and agreements contained herein shall survive the Closing. The expiration of any term of this Agreement shall not excuse any party hereto from its liability in respect of any breach hereof prior to such expiration.

ARTICLE VII

TERM

7.01 Term. This Agreement will terminate (i) upon notice of termination to Seller from Buyer or (ii) upon receipt of payment by Buyer of all applicable payments due hereunder. The provisions of Section 5.05, Section 8.03 and Article VI in respect of any breaches prior to the expiration date of this Agreement, shall survive any expiration of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.01 Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be given by regular mail or courier as follows:

(a)	if to Buyer, to:

Biotechnology Value Fund, L.P.

One Sansome Street, 30th Floor

San Francisco, CA 94104

Attention: Mark N. Lampert

Facsimile:(415) 288-2394

with a copy to (which shall not constitute notice):

(b)	Reed Smith LLP

101 Second Street, Suite 1800

San Francisco, CA 94105

Attn: Colleen H. McDonald

Facsimile No.: (415) 391-8269

if to Seller, to:

Ligand Pharmaceuticals Incorporated

11085 North Torrey Pines Road, Suite 300

San Diego, CA 92037

Attn: General Counsel

Facsimile No.: (858) 550-7272

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

Attn: Faye H. Russell

Facsimile No.: (858) 523-5450

or to such other address as any party may have furnished to the other in writing in accordance herewith. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

8.02 Amendments; No Waivers.

(a) Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.03 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that with respect to any dispute hereunder, the successful party shall be entitled to recover the costs and expenses incurred in relation to such dispute.

8.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. After the Closing, without limiting the generality of the foregoing, nothing herein shall prohibit or restrict (i) either party from assigning any of its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of a merger, consolidation, change of control or similar transaction (a “Change of Control Transaction”); provided that if such party is Seller, it shall ensure the acquiror in such transaction assumes Seller’s rights and obligations hereunder, (ii) Buyer from assigning any of its rights and obligations hereunder to any Affiliate of Buyer or any other Person; provided that, without the consent of Seller, no such assignment shall relieve Buyer from its obligations hereunder, or (iii) Seller from assigning any of its rights and obligations under the License Agreement or this Agreement to any other Person; provided that Buyer’s consent shall be required only in connection with an assignment, transfer or sale of the License Agreement to MedImmune or any successor thereto (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that any such assignee (including MedImmune) shall assume Seller’s obligations to Buyer under this Agreement. Any party which assigns its rights and obligations as permitted under this Section 8.04 shall provide notice to the other party promptly following completion of such assignment.

(b)

(i) If MedImmune offers to purchase the License Agreement, the Ludwig License and related rights as a package (the “License Assets”), the parties shall negotiate in good faith the definitive documentation related to such purchase and sale.

(ii) If Seller proposes to sell or transfer the License Assets, in a sale of assets (or the acquisition of an entity whose sole assets are the License Agreement, the Ludwig License and related rights) in one or more related transactions (and, for clarity, not in connection with a Change of Control Transaction), and has received a bona fide offer in writing from unaffiliated third parties to purchase the License Assets (other than in a Change of Control Transaction) (collectively, the “Offered Rights”), then Seller shall promptly give written notice (the “Notice”) to Buyer at least (5) Business Days prior to the execution of definitive documentation related to such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the nature of such sale or transfer and the consideration to be paid (the “Offered Price”). Buyer may purchase all (but not less than all) of the Offered Rights at the Offered Price and subject to the same material terms and conditions described in the Notice. Buyer shall exercise such purchase right, if at all, by giving written notice of its exercise of such right to Seller within (3) Business Days after receipt of the Notice.

8.05 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of California, without regard to any conflict of laws principles . Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

8.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

8.07 Entire Agreement. This Agreement and the Exhibits hereto, and the Confidential Disclosure Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement; provided that in the event of any inconsistency between this Agreement and the Confidential Disclosure Agreement, the provisions of this Agreement shall govern. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

8.08 Captions. The titles and captions herein are included for convenience of reference only arid shall be ignored in the construction or interpretation hereof.

8.09 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g) reference to any document referenced herein shall include all exhibits, schedules or other supplements thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ John Sharp
Name: John Sharp
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners L.P., its general partner

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President

ACKNOWLEDGED AND AGREED:

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners L.P., its general partner

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President

INVESTMENT 10, L.L.C.
By:	BVF Partners L.P., its general partner

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President

EXHIBIT A

Patents and Patent Applications

Patent / Application Number	Title / Related Subject Matter
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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.